CERTIFICATE OF CORRECTION
                                     TO
                            ARTICLES OF AMENDMENT
                                     OF
                     DREYFUS BASIC MUNICIPAL FUND, INC.

      Pursuant to the provisions of Section 1-207 of the Maryland General Corporation Law, the undersigned executes the following Certificate of Correction.

            The Articles of Amendment were filed with the Department of Assessments and Taxation of Maryland on March 28, 2003, and that said document requires correction as permitted under the provisions of
            Section 1-207 of the Maryland General Corporation
            Law.

      THE ERROR OR DEFECT IN SAID DOCUMENT TO BE CORRECTED READS AS FOLLOWS:

            FIRST:

     (1) The charter of the Corporation is hereby amended by redesignating the issued and unissued shares of Common Stock of Dreyfus BASIC Intermediate Municipal Bond Portfolio as shares of Class Z Common Stock of Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio; and

     (2) The charter of the Corporation is hereby amended by redesignating the issued and unissued shares of Common Stock of Dreyfus BASIC Municipal Bond Portfolio as shares of Class Z Common Stock of Dreyfus Premier BASIC Municipal Bond Portfolio.

     THE FOREGOING INACCURACY OR DEFECT IN THE DOCUMENT IS CORRECTED TO READ AS
     FOLLOWS:

            FIRST:

     (1) The charter of the Corporation is hereby amended by striking Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

            "SECOND:  The name of the corporation
            (hereinafter called the 'corporation') is
            Dreyfus Municipal Funds, Inc."

     (2) The charter of the Corporation is hereby amended by redesignating the issued and unissued shares of Common Stock of Dreyfus BASIC Intermediate Municipal Bond Portfolio as shares of Class Z Common Stock of Dreyfus Premier Select Intermediate Municipal Bond Fund; and

     (3) The charter of the Corporation is hereby amended by redesignating the issued and unissued shares of Common Stock of Dreyfus BASIC Municipal Bond Portfolio as shares of Class Z Common Stock of Dreyfus Premier Select Municipal Bond Fund; and

     (4) The charter of the Corporation is hereby amended by redesignating the issued and unissued shares of Common Stock of Dreyfus BASIC Municipal Money Market Portfolio as shares of Common Stock of Dreyfus BASIC Municipal Money Market Fund; and

     (5) The charter of the Corporation is hereby amended by redesignating the issued and unissued shares of Common Stock of Dreyfus BASIC New Jersey Municipal Money Market Portfolio as shares of Common Stock of Dreyfus BASIC New Jersey Municipal Money Market Fund.

          SECOND: The foregoing amendments to the charter of the Corporation were approved by a majority of the entire Board of Directors; the foregoing amendments are limited to changes expressly permitted by
          Section 2-605 of Title II of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation; and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     The Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, Dreyfus BASIC Municipal Fund, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President, and witnessed by its Secretary, on June 18, 2003.

                                    DREYFUS BASIC MUNICIPAL FUND, INC.

                                 By:   /S/ MARK N. JACOBS
                                       Mark N. Jacobs
                                       Vice President

WITNESS:

/S/ JOHN B. HAMMALIAN
John B. Hammalian
Secretary







                          CERTIFICATE OF CORRECTION
                                      TO
                            ARTICLES SUPPLEMENTARY
                                      OF
                      DREYFUS BASIC MUNICIPAL FUND, INC.

     Pursuant to the provisions of Section 1-207 of the Maryland General Corporation Law, the undersigned executes the following Certificate of Correction.

            The Articles Supplementary were filed with the Department of Assessments and Taxation of Maryland on March 28, 2003, and that said document requires correction as permitted under the provisions of
            Section 1-207 of the Maryland General Corporation Law.

      THE ERROR OR DEFECT IN SAID DOCUMENT TO BE CORRECTED READS AS FOLLOWS:

     DREYFUS BASIC MUNICIPAL FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that: FIRST:

     (1) Of the five hundred million (500,000,000) shares of Class Z Common Stock of Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio, $.001 par value per share, with an aggregate par value of five hundred thousand dollars ($500,000), that the Corporation has authority to issue, three hundred million (300,000,000) of said shares which are unissued shall be reclassified as Common Stock of Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio, of which one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock, one hundred million (100,000,000) of such shares shall be classified as Class B Common Stock, and one hundred million (100,000,000) of such shares shall be classified as Class C Common Stock; and

     (2) Of the five hundred million (500,000,000) shares of Class Z Common Stock of Dreyfus Premier BASIC Municipal Bond Portfolio, $.001 par value per share, with an aggregate par value of five hundred thousand dollars ($500,000), that the Corporation has authority to issue, three hundred million (300,000,000) of said shares which are unissued shall be reclassified as Common Stock of Dreyfus Premier BASIC Municipal Bond Portfolio, of which one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock, one hundred million (100,000,000) of such shares shall be classified as Class B Common Stock, and one hundred million (100,000,000) of such shares shall be classified as Class C Common Stock. Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio and Dreyfus Premier BASIC Municipal Bond Portfolio, together with the other investment portfolios of the Corporation, are referred to herein as the "Funds."

     SECOND: The shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio and Dreyfus BASIC Municipal Bond Portfolio shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

     (1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A, Class B and Class C Common Stock of Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio and Dreyfus Premier BASIC Municipal Bond Portfolio shall be determined separately from each other and Class Z Common Stock of Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio and Dreyfus Premier BASIC Municipal Bond Portfolio and, accordingly, a Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock, may vary from class to class and from classes of other Funds. Except for these differences, and certain other differences hereinafter set forth, each class of a Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

     (2) The assets attributable to the Class A, Class B and Class C Common Stock of Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio and Dreyfus Premier BASIC Municipal Bond Portfolio shall be invested in the same investment portfolio of such Fund, together with the assets attributable to Class Z Common Stock of such Fund and to any other class of stock of such Fund hereinafter established.

     (3) The proceeds of the redemption of the shares of any class of stock of a Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

     (4) At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of a Fund may be automatically converted into shares of another class of stock of a Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

     (5) The dividends and distributions of investment income and capital gains with respect to each class of stock of a Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

     (6) Except as may otherwise be required by law, the holders of each class of stock of a Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders of the Fund that does not affect holders of that particular class.

     THIRD: Immediately before the reclassification of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue five billion (5,000,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of five million dollars ($5,000,000), classified as follows:

                                                                    SHARES
                                                                  AUTHORIZED
FUND/CLASS (IF APPLICABLE)
Dreyfus BASIC Municipal Money Market Portfolio                  3,000,000,000
Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio
     /Class Z Shares                                              500,000,000
Dreyfus Premier BASIC Municipal Bond Portfolio
     /Class Z Shares                                              500,000,000
Dreyfus BASIC New Jersey Municipal Money Market Portfolio       1,000,000,000
                                          Total                 5,000,000,000


     FOURTH: As hereby reclassified, the total number of shares of stock which the Corporation has authority to issue is five billion (5,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million dollars ($5,000,000), classified as follows:

                                                                    SHARES
                                                                  AUTHORIZED
FUND/CLASS (IF APPLICABLE)
Dreyfus BASIC Municipal Money Market Portfolio                   3,000,000,000
Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio
     /Class A Shares                                               100,000,000
Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio
     /Class B Shares                                               100,000,000
Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio
     /Class C Shares                                               100,000,000
Dreyfus Premier BASIC Intermediate Municipal Bond Portfolio
     /Class Z Shares                                               200,000,000
Dreyfus Premier BASIC Municipal Bond Portfolio
     /Class A Shares                                               100,000,000
Dreyfus Premier BASIC Municipal Bond Portfolio
     /Class B Shares                                               100,000,000
Dreyfus Premier BASIC Municipal Bond Portfolio
     /Class C Shares                                               100,000,000
Dreyfus Premier BASIC Municipal Bond Portfolio
     /Class Z Shares                                               200,000,000
Dreyfus BASIC New Jersey Municipal Money Market Portfolio        1,000,000,000
                                          Total                  5,000,000,000


     THE FOREGOING INACCURACY OR DEFECT IN THE DOCUMENT IS CORRECTED TO READ AS
FOLLOWS:

     DREYFUS MUNICIPAL FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST:

     (1) Of the five hundred million (500,000,000) shares of Class Z Common Stock of Dreyfus Premier Select Intermediate Municipal Bond Fund, $.001 par value per share, with an aggregate par value of five hundred thousand dollars ($500,000), that the Corporation has authority to issue, three hundred million (300,000,000) of said shares which are unissued shall be reclassified as Common Stock of Dreyfus Premier Select Intermediate Municipal Bond Fund, of which one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock, one hundred million (100,000,000) of such shares shall be classified as Class B Common Stock, and one hundred million (100,000,000) of such shares shall be classified as Class C Common Stock; and

     (2) Of the five hundred million (500,000,000) shares of Class Z Common Stock of Dreyfus Premier Select Municipal Bond Fund, $.001 par value per share, with an aggregate par value of five hundred thousand dollars ($500,000), that the Corporation has authority to issue, three hundred million (300,000,000) of said shares which are unissued shall be reclassified as Common Stock of Dreyfus Premier Select Municipal Bond Fund, of which one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock, one hundred million (100,000,000) of such shares shall be classified as Class B Common Stock, and one hundred million (100,000,000) of such shares shall be classified as Class C Common Stock. Dreyfus Premier Select Intermediate Municipal Bond Fund and Dreyfus Premier Select Municipal Bond Fund, together with the other investment portfolios of the Corporation, are referred to herein as the "Funds."

     SECOND: The shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of Dreyfus Premier Select Intermediate Municipal Bond Fund and Dreyfus Premier Select Municipal Bond Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

     (1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A, Class B and Class C Common Stock of Dreyfus Premier Select Intermediate Municipal Bond Fund and Dreyfus Premier Select Municipal Bond Fund shall be determined separately from each other and Class Z Common Stock of Dreyfus Premier Select Intermediate Municipal Bond Fund and Dreyfus Premier Select Municipal Bond Fund and, accordingly, a Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock, may vary from class to class and from classes of other Funds. Except for these differences, and certain other differences hereinafter set forth, each class of a Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

     (2) The assets attributable to the Class A, Class B and Class C Common Stock of Dreyfus Premier Select Intermediate Municipal Bond Fund and Dreyfus Premier Select Municipal Bond Fund shall be invested in the same investment portfolio of such Fund, together with the assets attributable to Class Z Common Stock of such Fund and to any other class of stock of such Fund hereinafter established.

     (3) The proceeds of the redemption of the shares of any class of stock of a Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

     (4) At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of a Fund may be automatically converted into shares of another class of stock of a Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

     (5) The dividends and distributions of investment income and capital gains with respect to each class of stock of a Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

     (6) Except as may otherwise be required by law, the holders of each class of stock of a Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders of the Fund that does not affect holders of that particular class.

     THIRD: Immediately before the reclassification of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue five billion (5,000,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of five million dollars ($5,000,000), classified as follows:

                                                                    SHARES
                                                                  AUTHORIZED
FUND/CLASS (IF APPLICABLE)
Dreyfus BASIC Municipal Money Market Fund                       3,000,000,000
Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class Z Shares                                              500,000,000
Dreyfus Premier Select Municipal Bond Fund
     /Class Z Shares                                              500,000,000
Dreyfus BASIC New Jersey Municipal Money Market Fund            1,000,000,000
                                          Total                 5,000,000,000


     FOURTH: As hereby reclassified, the total number of shares of stock which the Corporation has authority to issue is five billion (5,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million dollars ($5,000,000), classified as follows:

                                                                    SHARES
                                                                  AUTHORIZED
FUND/CLASS (IF APPLICABLE)
Dreyfus BASIC Municipal Money Market Fund                        3,000,000,000
Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class A Shares                                               100,000,000
Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class B Shares                                               100,000,000
Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class C Shares                                               100,000,000
Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class Z Shares                                               200,000,000
Dreyfus Premier Select Municipal Bond Fund
     /Class A Shares                                               100,000,000
Dreyfus Premier Select Municipal Bond Fund
     /Class B Shares                                               100,000,000
Dreyfus Premier Select Municipal Bond Fund
     /Class C Shares                                               100,000,000
Dreyfus Premier Select Municipal Bond Fund
     /Class Z Shares                                               200,000,000
Dreyfus BASIC New Jersey Municipal Money Market Fund             1,000,000,000
                                          Total                  5,000,000,000

     FIFTH: The Board of Directors of the Corporation classified the shares of capital stock pursuant to authority provided in the Corporation's Charter.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.


                                          DREYFUS MUNICIPAL
                                             FUNDS, INC.


                                          By:/S/ MARK N. JACOBS
                                             Mark N. Jacobs
                                             Vice President

WITNESS:


/S/ JOHN B. HAMMALIAN
John B. Hammalian
Secretary